--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[x]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             OHIO EDISON COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       [LOGO - FIRSTENERGY MERGER UPDATE]

          FOR EMPLOYEES OF THE OHIO EDISON SYSTEM AND CENTERIOR ENERGY

Issue 11                                                          MARCH 19, 1997


                   UWUA LOCAL 126 LEADERSHIP SUPPORTS MERGER

                                      [LOGO]

     The Negotiating Committee of Utility Workers Union of America (UWUA) Local 126 has come out in support of FirstEnergy and has recommended that its membership vote FOR the merger.

     "We believe that the merger will make us a stronger company, and help provide our membership a more stable working environment in the era of deregulation," said Local 126 President Rick Zito.

     UWUA Local 126 represents 292 employees in the Akron Area of Ohio Edison's Northern Region.



                               SHAREHOLDER VOTING
                            UPDATE: CENTERIOR ENERGY
                            RECEIVES NEEDED PROXIES


     Centerior Energy share owners have returned proxies representing 87 million FOR votes - exceeding the 74 million votes needed to approve the merger.

     (EDITOR'S NOTE: Although the proxies returned so far show that we are receiving strong shareholder support for the merger, the proxies WILL NOT BE OFFICIALLY VOTED until our special shareholder meetings are held on Thursday, March 27.)

     As of March 18, 60.4 percent of the outstanding shares of Centerior common stock were voted, with 97 percent being cast FOR the merger.

     For Ohio Edison, about 98 million of the nearly 102 million votes needed to approve the merger have been cast by shareholders. About 64 percent of the outstanding shares of Ohio Edison common stock had voted, with 96 percent favoring the merger.

     The volume of the voting should pick up this week when many of the shares held by institutions and stockbrokers are expected to be voted and returned to our proxy tabulators.

     Ohio Edison needs approval from holders of at least two-thirds of its outstanding common stock.


                                     [TABLE]

                   [LOGO]

Millions            FOR VOTES NEEDED
                    ---

Ohio Edison         101,712,985
Centerior            74,012,965

                              QUESTIONS & ANSWERS


     If you have questions concerning the proposed merger, please call one of the employee hotlines. Here are some questions we've received.

     Q: DO EXECUTIVES OF OHIO EDISON AND CENTERIOR AUTOMATICALLY GET SEVERANCE PAYMENTS WHEN THE MERGER IS COMPLETED?

     A: No. Executives qualify for severance payments only if their employment is terminated or if an adequate position is not available following the merger. In addition, executives accepting positions at FirstEnergy - or at the operating companies - will not receive the merger severance package.

     Q: DO THE PROXY VOTE TOTALS MENTIONED IN MERGER UPDATE INCLUDE SHARES EMPLOYEES HOLD THROUGH EACH COMPANY'S 401(k) SAVINGS PLAN?

     A: The allocated shares voted by Ohio Edison employees are added to the vote total. In fact, based on tabulations from the Ohio Edison Savings Plan Trustee, nearly 96 percent, or 2,442,483 of the allocated shares, have been voted for the merger. As of March 12, about 79 percent of the shares allocated to employees were voted.

     Centerior's 401(k) Savings Plan does not include a common-stock compensation feature.


                [LOGO]           FIRST ENERGY
                                TRANSITION TEAM
                               ------------------
                               SHAPING OUR FUTURE





                             TRANSITION MANAGEMENT
                                TEAM PRINCIPLES

     (EDITOR'S NOTE: This is the last in a series of four stories that highlight the 12 guiding principles that have been developed by the Transition Management Team.)
--------------------------------------------------------------------------------
PRINCIPLE: The transition process will reflect genuine intent to achieve fair results for all stakeholders

- Fairness dictates that conflicts may arise over issue resolution
- Consideration will be given to alternative viewpoints
- Decisions can be fair to all parties without necessarily appearing wholly equitable
--------------------------------------------------------------------------------
PRINCIPLE:  Selection and separation programs will be disciplined, structured and competency based
- The success of our business demands excellence from
  employees
- We value high-performing employees
- Shared commitment to the corporate vision is a component of value
- Employees from both companies will be needed to fill the positions in the new company
- Work force diversity will be considered in staffing decisions
- Skill development and training will be supported
--------------------------------------------------------------------------------
PRINCIPLE: The transition process encourages and expects decision-making on the part of all participants
- The transition teams will be encouraged to take managed risks in a cost-effective fashion
- Employees are free, and expected, to surface and resolve problems


                               EMPLOYEE HOTLINES

     Employees with questions concerning the FirstEnergy merger are encouraged to call the special information hotlines:

        Ohio Edison/Penn Power         Centerior/CEI/Toledo Edison
        330-384-3773                   216-520-9455